UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 16, 2010
(Date of earliest event reported)
U.S. BANCORP
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-6880 (Commission file number)	41-0255900 (IRS Employer Identification No.)
800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(651) 466-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 16, 2010, all of the members of the Managing Committee of U.S. Bancorp (the “Company”), which consists of Richard K. Davis, Chairman, President and Chief Executive Officer, and the 13 individuals who report directly to him, were awarded their annual long-term incentive grants as well as special, one-time retention awards of performance restricted stock units (the “Retention Units”). The vesting of the Retention Units is contingent upon the Company’s meeting a pre-established performance target. Only if the average of the Company’s return on equity in 2010, 2011 and 2012 is equal to or above the 50th percentile of the averages of the peer group returns on equity during that three-year period (the “Performance Target”) will the Retention Units begin to vest. If this Performance Target is met, then 50% of the Retention Units vest on the third anniversary of the grant date, 25% on the fourth anniversary and 25% on the fifth anniversary. If the Performance Target is not met, all of the Retention Units will be forfeited.
     Mr. Davis’s retention award was valued at $7 million (equal to 140% of his annual long-term equity incentive award). Retention awards for the other Managing Committee members ranged from 44% to 133% of their annual long-term equity incentive grants depending on the significance of their responsibilities, their relative attractiveness to competitors, current career stages, and relative retentive value of earlier equity awards. All of these executive officers also received their annual long-term equity incentive awards on February 16, 2010, which were granted one-half in the form of performance-based restricted stock units and one-half in the form of stock options. Mr. Davis’s total annual long-term incentive award was valued at $5 million, and the annual long-term incentive awards received by the other Managing Committee members ranged from $400,000 to $3 million in grant date value.
     The number of Retention Units awarded to the executive officers named in the Summary Compensation Table in the Company’s 2009 proxy statement were:

		Retention
Name	Position	Units
Richard K. Davis	Chairman, President and Chief Executive Officer	293,378
Andrew Cecere	Vice Chairman and Chief Financial Officer	167,644
William L. Chenevich	Vice Chairman, Technology and Operations Services	41,911
Richard C. Hartnack	Vice Chairman, Consumer Banking	33,528
Lee R. Mitau	Executive Vice President and General Counsel	25,146
     In the view of U.S. Bancorp’s Compensation and Human Resources Committee (the “Committee”), the performance of the management team led by Mr. Davis has been outstanding relative to its peer group. The Committee believes Mr. Davis and his management team to be extremely valuable, and believes this award to be important in order to retain them. The Committee believes that the leadership of this team during this time of economic crisis and their continuing guidance of the Company as it moves forward to be critical to the Company’s success. In making this decision, the Committee considered that the Company has remained profitable, grown its core businesses, and created operating momentum through very difficult times. The Company was among the first of its peers to pass the government initiated stress test and was one of the first banks to repurchase the preferred stock issued to the government under the Capital Purchase Program of the government’s Troubled Asset Relief Program and to repurchase the related common stock warrant.
     Unvested Retention Units will be immediately and irrevocably forfeited if the executive officer ceases to be employed by the Company or an affiliate, except that:
•	In the event the executive officer ceases to be employed by the Company or affiliate by reason of disability, then the Retention Units will continue to vest on the scheduled vesting dates as though the termination of employment had never occurred.

•	In the event the executive officer ceases to be employed by the Company or affiliate by reason of retirement, then a portion of the Retention Units awarded to the executive officer will vest at the next scheduled vesting date so that the total number of the executive officer’s vested Retention Units (including any Retention Units that have already vested) is equal to (a) the number of Performance Units awarded, multiplied by an amount equal to (b)(i) the number of full calendar months the executive officer was employed by the Company from the grant date to the date of retirement, divided by (ii) 60.

•	In the event the executive officer dies prior to December 31, 2012, then all of the Retention Units will immediately vest. Likewise, in the event the executive officer dies on or after December 31, 2012, then all of the Retention Units will immediately vest if the Company has achieved or exceeded the Performance Target.

•	In the event of a qualifying termination following a change in control that occurs (a) prior to December 31, 2010, then no Retention Units shall vest at any time, (b) on or after December 31, 2010 and prior to December 31, 2011, then all of the Retention Units will immediately vest if the Company’s return on equity in 2010 is equal to or above the 50th percentile of the peer group returns on equity during that period, (c) on or after December 31, 2011 and prior to December 31, 2012, then all of the Retention Units will immediately vest if the average of the Company’s return on equity in 2010 and 2011 is equal to or above the 50th percentile of the averages of the peer group returns on equity during that period, or (d) on or after December 31, 2012, then all of the Retention Units will immediately vest if the Company has achieved or exceeded the Performance Target.
     In addition, if the executive officer violates the terms of any confidentiality and non-solicitation agreement with the Company or an affiliate, then all of the executive officer’s unvested Retention Units will be immediately and irrevocably forfeited. The terms “disability,” “retirement,” “qualifying termination” and “change in control” are defined in the award agreement.
     Following the vesting of the Retention Units and the payment of any applicable withholding taxes, the Company will deliver to the executive officers shares of the Company’s common stock equal to the number of Retention Units vested.
     Prior to the distribution of shares of the Company’s common stock with respect to the Retention Units, the executive officers will not have ownership rights of any of the shares underlying the Retention Units. Executive officers will be entitled to receive cash dividend equivalents on the shares underlying the Retention Units, including the dividend equivalents accrued but not paid prior to the first vesting, if the Company achieves or exceeds the Performance Target.
     The Retention Units were awarded pursuant to the shareholder-approved U.S. Bancorp 2007 Stock Incentive Plan (the “2007 Stock Plan”), a copy of which is on file with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 18, 2007. The form of Performance Restricted Stock Unit Award Agreement used in connection with the Retention Unit awards is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description in this Current Report on Form 8-K of the form of Performance Restricted Stock Unit Award Agreement is qualified in its entirety by reference to the attached form of agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Form of 2010 Retention Performance Restricted Stock Unit Award Agreement for Executive Officers under U.S. Bancorp 2007 Stock Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
By:	/s/ Lee R. Mitau
Lee R. Mitau
Executive Vice President, General Counsel and Corporate Secretary

Date: February 18, 2010

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of 2010 Retention Performance Restricted Stock Unit Award Agreement for Executive Officers under U.S. Bancorp 2007 Stock Incentive Plan.

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